Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Neose Technologies, Inc.:
We consent to the incorporation by reference in the Registration Statements (No. 333-01410, No. 333-35283, No. 333-88913, No. 333-47718, No. 333-73340, No. 333-97593, No. 333-107888, and No. 333-116438) on Form S-8 and Registration Statements (No. 333-83925, No. 333-103883, No. 333-106327, and No. 333-121112) on Form S-3 of Neose Technologies, Inc. of our reports dated March 6, 2006, with respect to the balance sheets of Neose Technologies, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Neose Technologies, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 6, 2006